UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10900 Nuckols Road, Suite 400, Glen Allen, Virginia		23060
(Address of principal executive
offices)		(Zip Code)

Post Office Box 27626,
Richmond, Virginia		23261-7626
(Mailing address of principal
executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 15, 2025 at the 2025 Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company”), the matters described below were voted upon and approved as indicated. There were 77,254,507 shares of common stock entitled to vote at the meeting and 71,582,948 shares were voted in person or by proxy (approximately 92.66% of shares entitled to vote).

(1)	Election of nine directors, each for a one-year term, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark A. Beck	65,156,358	1,190,566	31,287	5,204,737
Gwendolyn M. Bingham	65,426,171	923,015	29,025	5,204,737
Kenneth Gardner-Smith	65,581,004	756,181	41,025	5,204,737
Robert J. Henkel	65,354,800	977,383	46,028	5,204,737
Rita F. Johnson-Mills	65,413,437	921,206	43,568	5,204,737
Stephen W. Klemash	65,798,447	534,214	45,550	5,204,737
Teresa L. Kline	65,800,922	536,082	41,207	5,204,737
Edward A. Pesicka	65,794,297	558,379	25,535	5,204,737
Carissa L. Rollins	65,803,022	535,880	39,309	5,204,737

(2)Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 as follows:

			Votes
Votes For	Votes Against	Abstentions	Broker Non-Votes
69,530,274	1,961,932	90,742	-

(3)	Advisory vote to approve the compensation of our named executive officers as follows:

			Votes
Votes For	Votes Against	Abstentions	Broker Non-Votes
63,157,616	3,148,361	72,234	5,204,737

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 16, 2025	By:	/s/ Heath H. Galloway
	Name:	Heath H. Galloway
	Title:	Executive Vice President, General Counsel and Corporate Secretary